UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 10, 2025
Date of Report (Date of earliest event reported)

Vestis Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Alpharetta Street, Suite 2100,
Roswell, Georgia	30075
(Address of Principal Executive Offices)	(Zip Code)

(470) 226-3655
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Kelly Janzen

On December 10, 2025, Kelly Janzen, Executive Vice President and Chief Financial Officer of Vestis Corporation, a Delaware corporation (the “Company”), provided notice of her decision to resign from the Company to pursue other opportunities. Ms. Janzen’s resignation is not a result of any disagreement with the Company or the Board of Directors of the Company (the “Board”) regarding the Company’s operations, policies or practices. Ms. Janzen’s resignation will be effective December 31, 2025, and she will continue to serve in her role through that date. Ms. Janzen will receive such separation benefits as are consistent with a termination by the executive other than for good reason in accordance with Ms. Janzen’s Employment Agreement with the Company dated January 29, 2025.

Appointment of Adam K. Bowen as Interim Chief Financial Officer

On December 12, 2025, the Board appointed Adam K. Bowen, the Company’s Vice President of Financial Planning & Analysis, to serve as the Company’s Interim Chief Financial Officer and principal financial officer, effective as of December 16, 2025, to serve until a permanent Chief Financial Officer of the Company is designated.

Mr. Bowen, 43, joined the Company as Vice President of Financial Planning & Analysis in February 2025. He brings more than 20 years of strategic finance experience to the Company, having previously served as Chief Accounting Officer at Sonder Holdings, Inc. from October 2023 to December 2024, and Chief Accounting Officer of BlueLinx Holdings Inc. from March 2022 to August 2023. Previously, Mr. Bowen also served at BlueLinx Holdings Inc. in the roles of Senior Director of Accounting & Corporate Controller from January 2021 to March 2022, Director of Accounting & Corporate Controller from May 2020 to January 2021, and Director of Internal Audit & Enterprise Risk Management from April 2019 to May 2020. Prior to BlueLinx, from June 2015 to March 2019, Mr. Bowen served in various internal audit roles of increasing responsibility with Abbott Laboratories, and its acquired subsidiary, Alere, Inc. Mr. Bowen has held roles both in-house and in private practice from 2005 to 2015 with various organizations, including KPMG LLP and Southern Company. Mr. Bowen holds a Master of Business Administration from Florida State University, a Master of Accountancy from the University of West Florida, a Bachelor of Science in Business Administration from the University of West Florida and a Bachelor of Arts in World Languages & Cultures from Georgia Southern University. Mr. Bowen is a licensed and active Certified Public Accountant in Georgia and Florida.

There are no family relationships between Mr. Bowen and any director or executive officer of the Company, and no arrangements or understandings between Mr. Bowen and any other person pursuant to which he was designated to serve as Interim Chief Financial Officer. Mr. Bowen is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Amended and Restated Offer Letter and Employment Agreement with Adam K. Bowen

In connection with Mr. Bowen’s appointment as Interim Chief Executive Officer, on December 15, 2025, the Company entered into an amended and restated offer letter with Mr. Bowen (the “Amended Offer Letter’), which provides for, among other things, (i) an annual base salary of $400,000, effective December 13, 2025, (ii) an annual bonus opportunity with a target bonus of 35% of annual base salary, and (iii) an annual long-term incentive (”LTI”) equity award with a grant date value of $135,000 (subject to annual approval of the Compensation & Human Resources Committee of the Board (the “Compensation Committee”)). Pursuant to the Amended Offer Letter, Mr. Bowen’s actual bonus each year will be based on achievement of corporate and individual financial and non-financial performance goals set by the Compensation Committee as well as his employment on the annual bonus payment date. Mr. Bowen’s LTI award each year may include a combination of restricted stock units (“RSUs”), stock options and/or performance stock units as determined by the Compensation Committee and will be subject to the terms of the applicable award agreement. Under the terms of the Amended Offer Letter, if Mr. Bowen is not appointed as permanent Chief Financial Officer of the Company following the Company’s executive search process for this role, Mr. Bowen’s title, role and responsibilities will revert to Vice President of Financial Planning & Analysis.

The Amended Offer Letter provides for the following two discretionary awards in connection with Mr. Bowen’s appointment as Interim Chief Financial Officer: (1) Mr. Bowen is entitled to a one-time LTI award in the form of RSUs to be granted on December 19, 2025, or as soon as administratively feasibly thereafter, with a grant date value of $150,000, that will vest in one-third increments on each anniversary of the grant date; and (2) Mr. Bowen is entitled to a one-time cash award with (a) an initial payment of $100,000, payable upon his appointment as Interim Chief Financial Officer that is subject to repayment if Mr. Bowen resigns from the Company or is terminated by the Company for “cause” (as defined in the Amended Agreement (as defined below)) prior to the 90-day anniversary of the appointment of a permanent Chief Financial Officer (the “Earned Date”) and (b) a second payment of $100,000, payable on the Earned Date if Mr. Bowen remains employed until the Earned Date.

In connection with the commencement of Mr. Bowen’s employment with the Company in February 2025, on March 1, 2025, he previously received a new hire LTI award in the form of RSUs with a grant date value of $50,000 that will vest in one-third increments on each anniversary of the grant date. In addition, on August 25, 2025, Mr. Bowen received a retention LTI award of 30,000 RSUs, two-thirds of which will vest on the second anniversary of the grant date and one-third of which will vest on the third anniversary of the grant date. On December 9, 2025, Mr. Bowen also received an annual grant under the Company’s long-term incentive plan for fiscal year 2026 of (i) 4,734 RSUs that will vest in one-third increments on each anniversary of the grant date, (ii) 12,011 stock options that will vest in one-third increments on each anniversary of the grant date, and (iii) a target of 9,468 performance stock units that, if earned based on the achievement of certain Company performance criteria, will cliff vest between 0% and 200% after a three-year performance period.

The Amended Offer Letter also provides for a car allowance of $800 per month and four weeks of vacation.

On December 15, 2025, the Company and Mr. Bowen also entered into an amended and restated Agreement Relating to Employment and Post-Employment Competition, effective December 16, 2025 (the “Amended Agreement”), pursuant to which, among other things, Mr. Bowen is subject to perpetual non-disclosure and non-disparagement covenants, a 12-month post-employment noncompetition covenant, and a 24-month post-employment non-solicitation covenant (the “Restrictive Covenants”). In addition, while Mr. Bowen holds the position of Interim Chief Financial Officer of the Company, he will also be subject to the Company’s clawback and recoupment policies in effect from time to time. The Amended Agreement also requires Mr. Bowen to cooperate in the event of a government investigation or legal proceeding involving the Company. Subject to Mr. Bowen’s compliance with the Restrictive Covenants and execution of a release of claims against the Company, if the Company terminates Mr. Bowen’s employment for any reason other than “cause” (as such term is defined in the Amended Agreement), he will be entitled to the following benefits:

•	52 weeks of base salary (26 weeks if he is employed for less than one year), payable in installments in accordance with the Company’s normal payroll cycle (the “Severance Pay Period”);
•
continued coverage under the Company’s group medical and life insurance arrangements during the Severance Pay Period under the terms applicable to active employees (with such group medical arrangement coverage applied against his COBRA entitlement); and

•	continued car allowance or car lease arrangement (as applicable) during the Severance Pay Period.

Copies of the Amended Offer Letter and Amended Agreement are filed with this Current Report on Form 8-K and attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein. The foregoing description of the Amended Offer Letter and Amended Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended Offer Letter and the Amended Agreement.

Item 7.01	Regulation FD.

On December 16, 2025, the Company issued a press release announcing Ms. Janzen’s resignation from the Company and Mr. Bowen’s appointment as Interim Chief Financial Officer. A copy of the Company’s press release announcing these changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this current report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of Vestis Corporation, dated December 16, 2025
10.1	Amended and Restated Offer Letter, dated December 15, 2025, by and between Vestis Corporation and Adam K. Bowen
10.2	Amended and Restated Agreement Relating to Employment and Post-Employment Competition, dated December 15, by and between Vestis Services, LLC and Adam K. Bowen
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	December 16, 2025	By:	/s/ Jim Barber
		Name:	Jim Barber
		Title:	Chief Executive Officer